Exhibit 99.1

Sidus Space Appoints Alan Khalili as Chief Financial Officer to Drive Next Phase of Growth

CAPE CANAVERAL, Fla. – July 24, 2026 – Sidus Space, Inc. (NASDAQ: SIDU) (“Sidus” or the “Company”), an innovative space and defense technology company, today announced the appointment of Alan Khalili as Chief Financial Officer, effective July 27, 2026.

Mr. Khalili brings more than two decades of executive financial leadership across the space, satellite, and technology sectors, spanning publicly traded and high growth companies. His career has ranged from investment banking and public accounting to co-founding a space-based global aviation-surveillance data platform and serving as a public-company CFO. Over that span, he has built deep expertise in corporate finance, public-company reporting and internal controls, capital markets, mergers and acquisitions, strategic planning, operational finance, and scaling organizations for long-term growth.

As Chief Financial Officer, Mr. Khalili will lead all financial operations for the Company, including financial planning and analysis, accounting, treasury, investor relations support, internal controls, compliance, and capital allocation. He will play a key role in supporting the Company’s continued commercialization efforts, operational execution, and strategic growth initiatives across government and commercial markets.

“Alan joins Sidus following a year in which we strengthened our balance sheet, expanded our technology portfolio, and advanced the commercialization of our products as a space and defense technology company,” said Carol Craig, Founder, Chief Executive Officer and Chairman of Sidus Space. “His experience leading finance organizations through periods of transformation, combined with his expertise in public company operations and strategic finance, makes him a strong addition to our executive leadership team. As we expand satellite manufacturing, advance the commercialization of our Fortis VPX digital mission computing platform and artificial intelligence technologies, and grow recurring revenue, Alan’s financial leadership will be central to our execution.”

Mr. Khalili succeeds John Burke, who served as Interim Chief Financial Officer during the Company’s transition period.

“Sidus has built a differentiated, vertically integrated position in the space and defense technology market, spanning dual-use satellite manufacturing and space-based data solutions, AI products and mission critical hardware,” said Mr. Khalili. “That breadth creates a clear runway to grow the top line. My focus will be the financial discipline needed to convert the portfolio into durable, recurring revenue, working alongside Carol, the leadership team, and the Board of Directors to strengthen financial operations, support strategic execution, and deliver long-term value for shareholders.”

Mr. Khalili’s appointment reflects Sidus Space’s continued investment in experienced leadership as the Company advances its next phase of growth across government and commercial markets, scaling a dual-use space and defense portfolio that spans satellite manufacturing and technology integration, AI products and services, space and defense hardware components, and space-based data solutions.

About Sidus Space

Sidus Space®, Inc. (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space systems and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

investor-relations@sidusspace.com

Media Inquiries

press@sidusspace.com